Exhibit 10.31

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 18, 2019, by and among (a) DELEK US HOLDINGS, INC., a Delaware corporation (“Delek US Holdings”), (b) the other Persons from time to time party to the Credit Agreement (as defined below) as Borrowers (together with Delek US Holdings, collectively, “Borrowers”), (c) the Required Lenders party to the Credit Agreement, (d) the Guarantors party to the Credit Agreement, and (e) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, “Agent”). All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement
W I T N E S S E T H:
WHEREAS, Borrowers, Guarantors, Lenders, and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2018 (as the same may now exists and may be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Credit Agreement”);
WHEREAS, in accordance with the Credit Agreement, Lenders have made and continue to make Loans and other financial accommodations to and for the benefit of Borrowers, in each instance pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement;
WHEREAS, Loan Parties, Agent and Required Lenders wish to amend certain terms and provisions of the Credit Agreement as hereafter set forth; and
WHEREAS, Loan Parties, Agent and Required Lenders are willing to amend the Credit Agreement on the Third Amendment Effective Date (as defined below), as set forth herein, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of this Amendment, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, does hereby agree as follows:
AGREEMENT

1. Amendments. Section 1.1 of the Credit Agreement is hereby amended as follows:
(a)     By amending and restating the definition of “Payment Conditions” therein to read in its entirety as follows:
“Payment Conditions” means, with respect to the making of any payment, consummation of any acquisition or Investment or making of any Restricted Payment, on a pro forma basis immediately after giving effect thereto, (a) no Event of Default has occurred and is continuing or would result therefrom, (b) for the thirty (30) days immediately preceding such payment, acquisition, Investment or Restricted Payment, Average Excess Availability is greater than the greater of (i) $100,000,000 and (ii) twelve and one-half percent (12.5%) of the Loan Limit (such greater amount, the “Tier 1 Availability Threshold”), (c) immediately prior to such payment, acquisition or Restricted Payment, Excess Availability is greater than the Tier 1 Availability Threshold, (d) the Fixed

Exhibit 10.31

Charge Coverage Ratio for the Reference Period most recently then ended is greater than 1.0:1.0; provided, that, the condition set forth in this clause (d) shall not apply if (x) for the thirty (30) days immediately preceding such payment, acquisition, Investment or Restricted Payment, Average Excess Availability is greater than the greater of (i) $140,000,000 and (ii) seventeen and one-half percent (17.5%) of the Loan Limit (such greater amount, the “Tier 2 Availability Threshold”), and (y) immediately prior to such payment, acquisition, Investment or Restricted Payment, Excess Availability is greater than the Tier 2 Availability Threshold, and (e) Administrative Borrower shall have delivered to Agent evidence of satisfaction of the conditions contained in clauses (b), (c) and (d) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to Agent.
(b)     By adding the following new definitions thereto in appropriate alphabetical order:
“Average Excess Availability” means, for any period, the daily average of the aggregate amount of the Excess Availability for such period.
“Tier 1 Availability Threshold” has the meaning specified therefor in the definition of “Payment Conditions”.
“Tier 2 Availability Threshold” has the meaning specified therefor in the definition of “Payment Conditions”.
2. Representations and Warranties. Each Loan Party jointly and severally represents and warrants to Agent and each other member of the Lender Group as follows:
(a)     Representations and Warranties; No Event of Default. The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date). After giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing.
(b)     Organization, Good Standing, Etc. Each Loan Party and each Restricted Subsidiary thereof (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(c)     Authorization; Enforceability. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such

Exhibit 10.31

Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(d)     Governmental Approvals; No Conflicts. As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate (A) any provision of federal, state, provincial, or local law or regulation applicable to any Loan Party or its Restricted Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect, (B) the Governing Documents of any Loan Party, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party where such violation could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under (A) any Material Contract or any Intermediation Facility where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (B) any Term Loan Document of any Loan Party or its Restricted Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract, any Intermediation Facility or any Term Loan Document of any Loan Party or Restricted Subsidiary, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
3. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Third Amendment Effective Date”):
(a)     The representations and warranties of each Loan Party or its Restricted Subsidiaries and, if applicable, the Permitted JVs, contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
(b)     After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)     The Agent shall have received counterparts of the signature pages to this Amendment, duly executed by each of the Loan Parties and Required Lenders.
4. Continued Effectiveness of the Credit Agreement and other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in the Credit Agreement and any such other Loan Document to “the Credit Agreement,” the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and

Exhibit 10.31

agrees that to the extent that the Credit Agreement and any such other Loan Document purports to assign or pledge to Agent for the benefit of Lender Group, or to grant to Agent for the benefit of Lender Group and Bank Product Providers, a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment, and/or grant of which security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein, including, without limitation, Borrowers’ obligation to repay the Loans in accordance with the terms of Credit Agreement, pay or repay all other Obligations as provided in the Loan Documents to which it is a party, all of which Obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
5. Miscellaneous.
(a)     This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(b)     Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
(c)     THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(d)     Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.
(e)     Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.
(f)     Borrowers will pay on demand all Lender Group Expenses in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to Agent.
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